                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference of our firm under the caption "Experts" and to the use of our report dated October 5, 1999 (except for the paragraphs 3 and 4 of Note 8, as to which the date is October 8, 1999), with respect to the financial statements of AdRelevance, Inc. included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-34388) and related Prospectus of Media Metrix, Inc. for the registration of 868,756 shares of its common stock.


                            /s/  ERNST & YOUNG LLP

Seattle, Washington

April 25, 2000